AGREEMENT TO AMEND THE EMPLOYMENT AGREEMENT

          This Agreement to Amend the Employment Agreement ("Agreement to Amend") is effective as of March 9, 2005 by and between Anchor Glass Corporation (the "Company") and Roger L. Erb (the "Executive").

          WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of August 30, 2002 (the "Employment Agreement"); and

          WHEREAS, under the Employment Agreement, the Executive currently serves as Executive Vice President - Operations & Engineering; and

          WHEREAS, the Executive has agreed to serve instead as Chief Technology Officer of the Company; and

          WHEREAS, the Company and the Executive desire to amend the Employment agreement to reflect the Executive's change in title and certain other mutually agreed upon changes to the terms and conditions provided in the Employment Agreement; and

          WHEREAS, all capitalized terms not defined herein shall have the meaning given to them in the Employment Agreement; and

          WHEREAS, except as specifically provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

          NOW, THEREFORE, in consideration of the promises in this Agreement to Amend, the mutuality and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Section 1.2 of the Employment Agreement is amended to provide that the Employment Term shall be extended until August 30, 2007, unless sooner terminated by either the Company or the Executive in accordance with the provisions of the Employment Agreement.

          2. All references in the Employment Agreement to "Executive Vice President - Operations & Engineering" are replaced with references to "Chief Technology Officer."

          3. A new Section 2.1(c) is added to the Employment Agreement to provide as follows: "2.1(c) The Executive will serve as a member of the interim Operating Committee of the Company reporting to the Board through the Chairman of the Board, until such date as the Board appoints a CEO or otherwise determines to terminate the interim Operating Committee."

          4. The first sentence of Section 3.1 shall be replaced with the following: "The Company shall pay the Executive an annual base salary of $300,000 per year ("Base Salary")."


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          5.   The last sentence of Section 3.2(c) shall be replaced with the following: "Any such Annual Bonus shall in any event be paid within seventy-five
(75) days after the end of the year."

          6.   Section 4.3(a) shall be deleted and replaced with the following:
"The Base Salary that the Company would have paid under the Agreement had the Executive's employment continued until August 30, 2007."

          7. In Sections 4.3(b) and 4.3(c), the words "for 1 year after termination" shall be replaced with "until August 30, 2007," and in Section 4.3(b), "to the extent permitted by such plans and the law" shall be added immediately after "applicable plans."

          8. In Section 5.6 the words "for the period that the Executive receives payments pursuant to Section 4.3 hereof after termination of employment" shall be replaced with the following: "until August 30, 2007."

          9. In Section 6.6, the words "Attention: President and Chief\ Executive Officer" shall be replaced with "Attention: Chairman of the Board."

          10. In consideration for the Executive's prospective service as a member of the interim Operating Committee of the Company through December 31, 2005, the Company make a one-time lump sum payment of $50,000 to the Executive on March 31, 2005.

          11. The Executive agrees that his change in title from Executive Vice President - Operations & Engineering to Chief Technology Officer will not constitute Good Reason under the Employment Agreement. The Executive further agrees that any modification to his duties that may be caused by a new CEO or the Board will not constitute Good Reason under the Employment Agreement.

          12. The Company and the Executive agree that except as specifically provided in this Agreement to Amend, all terms and conditions of the Employment Agreement remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement to Amend effective as of the date first above written.

ANCHOR GLASS CONTAINER                          EXECUTIVE
CORPORATION


By: /s/ Richard A. Kabaker                      /s/ Roger L. Erb
    -----------------------------               --------------------------------
    V.P. Gen'l. Csl. & Secy.


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